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                                                                   EXHIBIT 23.2



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for the Information Advantage, Inc. 1992 Stock Option Plan of our report dated November 13, 1997, which appears on page F-2 of the Prospectus dated December 17, 1997 which was filed as part of the Registration Statement (No. 333-37707) on Form S-1, for the three years ended January 31, 1997 and for the nine months ended October 31, 1997.

                                          /s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
March 11, 1998